Exhibit 99.2

CIIG Capital Partners II, Inc. Announces Closing of Upsized $287,500,000 Initial Public Offering

September 17, 2021 | Source: CIIG Capital Partners II, Inc.

New York, NY, Sept. 17, 2021 (GLOBE NEWSWIRE) -- CIIG Capital Partners II, Inc. (“CIIG II”), a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, announced today that it closed its upsized initial public offering of 28,750,000 units at $10.00 per unit, including 3,750,000 units issued pursuant to an exercise by the underwriters of their over-allotment option. While CIIG II may pursue an initial business combination target in any business or industry, it intends to focus its search on companies in technology, media, telecommunications and sustainability (“TMTS”) industries. CIIG II is led by Executive Chairman, Peter Cuneo, Co-Chief Executive Officer, Michael Minnick, and Co-Chief Executive Officer, Gavin Cuneo. CIIG II’s independent directors include David Flowers, Kristen O’Hara, Chris Rogers and Kenneth West.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of units, $291,812,500 (or $10.15 per unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of September 17, 2021 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission (the “SEC”).

The units are listed on the Nasdaq Global Market (“Nasdaq”) and commenced trading under the ticker symbol “CIIGU” on September 15, 2021. Each unit consists of one share of CIIG II’s Class A common stock and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols “CIIG” and “CIIGW,” respectively.

UBS Investment Bank, Barclays, and LionTree acted as the joint book-running managers for the offering.

The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from UBS Securities LLC, Attn: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, telephone: (888) 827-7275 or email: ol-prospectusrequest@ubs.com; Barclays, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, email: barclaysprospectus@broadridge.com, tel: (888) 603-5847; and LionTree Advisors LLC 660 Madison Avenue, New York, NY 10065.
A registration statement relating to these securities was declared effective by SEC on September 14, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and the anticipated use of the net proceeds. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of CIIG II, including those set forth in the Risk Factors section of CIIG II’s registration statement and prospectus for the offering filed with the Securities and Exchange Commission. Copies are available on the SEC’s website, www.sec.gov. CIIG II undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

CIIG Capital Partners II, Inc.

info@ciigpartners.com